OSHKOSH TRUCK CORPORATION

                           DEFERRED COMPENSATION PLAN
                      FOR DIRECTORS AND EXECUTIVE OFFICERS










                     (As Restated Effective January 1, 2002)



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                            OSHKOSH TRUCK CORPORATION

                           DEFERRED COMPENSATION PLAN
                      FOR DIRECTORS AND EXECUTIVE OFFICERS

                                Table of Contents

                                                                            Page



INTRODUCTION ..................................................................1

ARTICLE  I. DEFINITIONS .......................................................2
         Section 1.1.      Administrator.......................................2
         Section 1.2.      Board...............................................2
         Section 1.3.      Change in Control...................................2
         Section 1.4.      Company.............................................2
         Section 1.5.      Company Match Account...............................2
         Section 1.6.      Deferred Benefit Account............................2
         Section 1.7.      Deferred Compensation Agreement or Agreement........2
         Section 1.8.      Director............................................2
         Section 1.9.      Exchange Act........................................2
         Section 1.10.     Investment Election Change Form.....................3
         Section 1.11.     Investment Program..................................3
         Section 1.12.     Oshkosh Stock.......................................3
         Section 1.13.     Participant.........................................3
         Section 1.14.     Plan................................................3
         Section 1.15.     Plan Year...........................................3
         Section 1.16.     Plan Interest Rate..................................3
         Section 1.17.     Retainer Fee........................................4
         Section 1.18.     Rule 16b-3..........................................4
         Section 1.19.     Share Program.......................................4
         Section 1.20.     Termination.........................................4
         Section 1.21.     Transfer Election Form..............................4

ARTICLE  II. ELIGIBILITY AND PARTICIPATION.....................................5
         Section 2.1.      Eligibility.........................................5
         Section 2.2.      Participation.......................................5
         Section 2.3.      Deferred Compensation Agreements....................5
         Section 2.4.      Modifications Due to Hardship.......................6
         Section 2.5.      Beneficiary Designations............................6
         Section 2.6.      Effect of Change in Control.........................7

ARTICLE  III. ACCOUNTS UNDER THE PLAN..........................................8
         Section 3.1.      Investment Program..................................8

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         Section 3.2.      Share Program.......................................8
         Section 3.3.      Participant Investment Directions...................8
         Section 3.4.      Accounting for Deferred Benefit Accounts............9
         Section 3.5.      Payroll Tax Withholding.............................9
         Section 3.6.      Company Match Accounts..............................9
         Section 3.7.      Participant Statements.............................10

ARTICLE  IV. DISTRIBUTIONS ...................................................11
         Section 4.1.      Form of Distribution...............................11
         Section 4.2.      Timing of Distribution.............................11
         Section 4.3.      Benefits Upon Death................................11
         Section 4.4.      Installment Payment Election.......................12
         Section 4.5.      Changes to Payment Periods.........................12
         Section 4.6.      Annual Payment Date................................13
         Section 4.7.      Hardship Payments..................................13
         Section 4.8.      Scheduled Distributions While Employed.............13
         Section 4.9.      Nonalienation......................................13
         Section 4.10.     Not a Contract of Employment.......................13
         Section 4.11.     Minimum Size of Accounts to Be Maintained..........13
         Section 4.12.     Exchange Act Compliance............................13

ARTICLE  V. OSHKOSH STOCK ....................................................15
         Section 5.1.      General............................................15
         Section 5.2.      No Rights as Shareholder...........................15
         Section 5.3.      Restrictions on Subsequent Transfer................15

ARTICLE  VI. MISCELLANEOUS ...................................................16
         Section 6.1.      Relation to Other Benefit Plans....................16
         Section 6.2.      Amendment and Termination..........................16
         Section 6.3.      Administration of the Plan.........................16
         Section 6.4.      Rights of Participants.............................16
         Section 6.5.      Plan is Unfunded...................................17
         Section 6.6.      Costs of the Plan..................................17
         Section 6.7.      Severability.......................................17
         Section 6.8.      Governing Law......................................17
         Section 6.9.      Binding Upon Successors............................17

DEFINITION OF "CHANGE IN CONTROL" AND RELATED TERMS...........................18


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                                  INTRODUCTION


         Oshkosh Truck Corporation created the Deferred Compensation Plan for Directors and Executive Officers, effective May 19, 1997, to assist eligible executive officers and nonemployee directors of Oshkosh Truck Corporation and its affiliates to defer income, typically until retirement, death, or termination of employment or cessation of service as a member of the Board of Directors of Oshkosh Truck Corporation.

         The Plan is amended and restated effective January 1, 2002, as set forth herein.


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                             ARTICLE I. DEFINITIONS


         Section 1.1. Administrator. "Administrator" means the Human Resources Committee of the Board of Directors of Oshkosh Truck Corporation. The Executive Vice President, Corporate Administration, or such Vice President's delegate, is charged with the day-to-day responsibility of administration of the Plan.

         Section 1.2. Board. "Board" means the board of directors of Oshkosh Truck Corporation.

         Section 1.3. Change in Control. "Change in Control" has the meaning assigned to this term in Exhibit A, attached hereto and incorporated by this reference.

         Section 1.4. Company. "Company" means Oshkosh Truck Corporation.

         Section 1.5. Company Match Account. The "Company Match Account" is the Account described in Section 3.6. All Company Match Accounts are subject to the vesting rules of the Oshkosh Truck Corporation and Affiliates Tax Deferred Investment Plan (the "Company 401(k) Plan").

         Section 1.6. Deferred Benefit Account. "Deferred Benefit Account" means the Account established for each Participant under the Plan comprised of deferred Retainer Fees or compensation amounts, as adjusted to reflect the net investment return associated with such amounts, as determined under the Plan. Each Deferred Benefit Account shall have subaccounts representing the portions of a Participant's Deferred Benefit Account that are held in the Investment Program and in the Share Program. All Deferred Benefit Accounts under the Plan are immediately vested and nonforfeitable.

         Section 1.7. Deferred Compensation Agreement or Agreement. "Deferred Compensation Agreement" or "Agreement" is the agreement described in Section 2.3.

         Section 1.8. Director. "Director" means any individual who is a nonemployee member of the Board.

         Section 1.9. Exchange Act. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         Section 1.10. Investment Election Change Form. "Investment Election Change Form" means an investment election form provided by the Administrator for this purpose, properly completed and signed by a Participant who wishes to change the Participant's investment election prospectively as to new deposits or credits to the Participant's Account.

         Section 1.11. Investment Program. The "Investment Program" is the program described in Section 3.1. Former "Cash Accounts" under the Plan are deemed to be included in the Investment Program as of January 1, 2002.


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         Section 1.12. Oshkosh Stock. "Oshkosh Stock" means the common stock of the Company, the value of which shall be determined at any relevant time by the Administrator, taking into account the value at which shares of Oshkosh Stock are traded on the date in question in representative trades reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq National Market on such date, or if no Oshkosh Stock is traded on such date, the most recent date on which Oshkosh Stock was traded.

         Section 1.13. Participant. "Participant" means each Director and each executive employee of the Company and its affiliates who is designated by the Administrator to be eligible and for whom an Account is maintained under the Plan. Any person with an Account in the Plan who would otherwise no longer be eligible to be a Participant shall nonetheless continue to be a Participant with respect to such Account until the Account is fully paid out.

         Section 1.14. Plan. "Plan" means the Oshkosh Truck Corporation Deferred Compensation Plan for Directors and Executive Officers.

         Section 1.15. Plan Year. "Plan Year" means the 12-month period beginning each October 1 and is the fiscal year of the Company. The period from January 1, 2002, to September 30, 2002, is a short Plan Year.

         Section 1.16. Plan Interest Rate. The "Plan Interest Rate" in effect for a Plan Year quarter is the prime rate on the last business day of the immediately preceding Plan Year quarter plus one percent (1%). "Prime rate" for this purpose means the prime rate published for such date in The Wall Street Journal. This definition of Plan Interest Rate shall be effective as of January 1, 2002, and thereafter, for any portion of an Account held in the Investment Program.

         Section 1.17. Retainer Fee. "Retainer Fee" means those fees paid by the Company to Directors for services rendered on the Board or any committee of the Board, including attendance fees and fees for serving as committee chair. Any Retainer Fee payable for services during a month is deemed to accrue to the Director on the first day of such month for Plan purposes.

         Section 1.18. Rule 16b-3. "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations under the Exchange Act as promulgated by the Securities and Exchange Commission or its successors, as amended and in effect from time to time.

         Section 1.19. Share Program. The "Share Program" is the program described in Section 3.2. The former "Share Accounts" under the Plan are deemed to be included in the Share Program as of January 1, 2002. Interests in the Share Program are measured in units of Oshkosh Stock and are sometimes referred to herein as "Oshkosh Stock units."

         Section 1.20. Termination. "Termination," for a Director, means cessation of service as a Director. "Termination," for any other Participant, means their disability, within the meaning of Internal Revenue Code Section 22(e)(3), or their termination of employment with the Company and its affiliates for any reason other than death.

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         Section 1.21. Transfer Election Form. "Transfer Election Form" means a transfer election form in the form provided by the Administrator, properly completed and signed by a Participant who wishes to transfer funds from the Investment Program to the Share Program, or the reverse.




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                   ARTICLE II. ELIGIBILITY AND PARTICIPATION


         Section 2.1. Eligibility. Directors and executive officers elected by the Board are automatically eligible to participate. The Administrator may designate other key executive employees as being eligible to participate, in the Administrator's discretion. Key executive employee means, for this purpose, a person who is a member of a select group of management or highly compensated employees of the Company or its affiliates. The Plan is intended to be a top-hat deferred compensation plan, exempt from the eligibility, vesting, and funding requirements of the Employee Retirement Income Security Act of 1974, as amended.

         Section 2.2. Participation.

         (a) Eligible persons must complete a written agreement in order to participate. This Agreement is called Deferred Compensation Agreement. Deferred Compensation Agreements must be completed and filed with the Administrator before the beginning of the Plan Year for which they are initially effective, or by March 31, 2002, if later, except Deferred Compensation Agreements completed by newly-eligible persons within thirty (30) days of becoming eligible for the first time under the Plan may be effective immediately, but only as to compensation or Retainer Fees earned after the date the Agreement is completed and filed with the Administrator. Notwithstanding these general rules, however, no Deferred Compensation Agreement shall be effective with regard to bonus compensation for services and performance during a Plan Year unless such Deferred Compensation Agreement has been completed and filed with the Administrator before March 31 of the Plan Year to which the services and performance relate or, if later, within thirty (30) days of becoming eligible for bonus consideration.

         (b) A person who ceases to be eligible for Plan participation, but remains employed, cannot elect any new deferrals under the Plan. Deferred Compensation Agreements in effect at the time eligibility for Plan participation ceases may remain in effect in accordance with their terms and the rules of the Plan through the end of the Plan Year in which eligibility to participate ended.

         (c) The Administrator makes all final decisions regarding eligibility and compliance with the participation requirements.

         Section 2.3. Deferred Compensation Agreements.

         (a) Deferred Compensation Agreements of Directors must designate the amount of Retainer Fees that is to be deferred in accordance with Administrator rules and procedures, using forms that may be supplied by the Administrator for this purpose. Deferred Compensation Agreements of persons other than Directors must designate the amount of compensation that is to be deferred and indicate whether the deferred amount is to be deducted from salary or bonus, or from both. Salary, for this purpose, refers to base pay before reduction for deferred compensation amounts but exclusive of bonus or incentive compensation, special fees or awards, allowances or amounts designated by the Company as payments toward or for reimbursement of expenses. Bonuses, for this purpose, mean the annual incentive compensation payable in a Plan Year for services and performance during the preceding Plan Year.

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         (b) Each Deferred Compensation Agreement shall also specify the initial
Plan Year during which the compensation deferral is to take place and the portion of the deferred compensation amount that is to be directed to the Investment Program and the Share Program. Deferred Compensation Agreements shall remain in effect from Plan Year to Plan Year, subject to the right of the Participant to make changes in the Participant's Agreement that are prospectively effective as of the first day of the Plan Year commencing after the date the change is completed in accordance with Administrator rules.

         (c) The maximum aggregate deferral under each Deferred Compensation Agreement shall not exceed the following limits: Retainer Fees--100%; salary--25%; bonus--100%. The minimum aggregate deferral amount that may be permitted to be elected for a Plan Year shall not be less than five thousand dollars ($5,000). The Administrator may, however, adjust these maximum and minimum limits on a prospective basis in a uniform manner applied to all similarly situated Participants.

         (d) The Company, in the case of Directors, and otherwise the Participant's employer, will make the corresponding reductions in Retainer Fees or compensation and the Company will credit such amount to the Participant's Deferred Benefit Account, making appropriate records to distinguish amounts held under the Investment Program and the Share Program.

         Section 2.4. Modifications Due to Hardship. A Participant's deferral election for a Plan Year is irrevocable during the Plan Year except for substantial financial need of a Participant due to serious and unanticipated family health, education, or housing needs ("hardship"). The Administrator, in the Administrator's discretion, upon demonstration of hardship, may permit prospective reduction of the Participant's compensation deferral election for a Plan Year. A request for reduction in the deferral amount due to hardship must be submitted in writing, with evidence of hardship, to the Administrator. If the Administrator approves the request for change, then it will be prospectively effective only.

         Section 2.5. Beneficiary Designations. Each Participant shall complete a designation of beneficiary when initially completing a Deferred Compensation Agreement. The beneficiary designation may subsequently be revised by the Participant. The designated beneficiary of a Participant may include multiple beneficiaries. If the beneficiary dies before receiving all payments due such beneficiary, then any remaining payments will be made to the designated beneficiary's estate unless a contingent beneficiary was designated by the Participant as to such amounts. If there is a contingent beneficiary, then payments will be made to the contingent beneficiary and, if such contingent beneficiary dies, any remaining payments will be made to the contingent beneficiary's estate. If there is no beneficiary designation in force when Plan benefits become payable upon the death of a Participant, payment shall be made to the Participant's spouse, or if no spouse is then living, to the Participant's estate, as the Participant's deemed beneficiary. All beneficiary designations must be made in writing and acknowledged by the Administrator.

         Section 2.6. Effect of Change in Control. Upon the occurrence of a Change in Control:

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         (a) All deferrals under the Plan of Retainer Fees and compensation shall cease. Amounts that would otherwise be deferred will, instead, be paid to Participants currently as Retainer Fees or compensation.

         (b) The Accounts of all Participants (whether employed or terminated, including any whose Accounts are in pay status) shall be paid out in a single lump sum cash payment to all such Participants within ten (10) business days after the Change in Control.

         (c) Notwithstanding other Plan provisions regarding the timing of Account valuations, upon the occurrence of a Change in Control, Investment Program subaccounts shall be updated to the date of payment for earnings and Share Program subaccounts shall be valued using the higher of the value of Oshkosh Stock determined on the date of the Change in Control or the highest price per share of Oshkosh Stock paid in the transaction giving rise to the Change in Control. If payment is delayed beyond the payment deadline described in (b) above, for any reason, the balance to be paid out shall become fixed as of such scheduled payment date, except that such amount shall be increased in an amount equivalent to interest on such fixed amount, to the date of actual payment, at a rate equal to two times the Plan Interest Rate.




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                      ARTICLE III. ACCOUNTS UNDER THE PLAN


         Section 3.1. Investment Program. Under the Investment Program, a Participant's deferred compensation amounts not directed to the Share Program and any deemed dividends on Company stock directed to the Investment Program as described in Section 3.2 are deemed to earn interest at the Plan Interest Rate, compounded quarterly.

         Section 3.2. Share Program.

         (a) Under the Share Program, a Participant's deferred compensation amounts directed to the Share Program are deemed to be invested in shares of Oshkosh Stock. If cash dividends are paid on Oshkosh Stock, a corresponding deemed dividend amount shall be credited to the Investment Program Account of each Participant having an Account balance in the Share Program on the applicable dividend record date. Such deemed dividend amounts are directed to the Investment Program to simplify Plan recordkeeping and administration. If the Administrator determines that it is administratively feasible to reinvest such deemed dividend amounts in the Participant's Share Program Account, the Administrator may do so, uniformly for all Participants, after giving notice to all Participants of the change in administrative practice.

         (b) All amounts credited to a subaccount in the Share Program shall be converted to Oshkosh Stock units, taking into account the timing rules of
Section 3.4. No actual shares of Oshkosh Stock shall be purchased or earmarked for purposes of the Plan.

         (c) Participants shall have no rights as a shareholder pertaining to Oshkosh Stock in relation to their Share Program subaccounts and the Oshkosh Stock units credited to such subaccounts.

         Section 3.3. Participant Investment Directions.

         (a) In connection with a Participant's initial Deferred Compensation Agreement and thereafter, from time to time as determined by the Participant in accordance with Administrator rules, each Participant shall provide written investment directions indicating the portion of such Participant's deferred amount that is to be allocated to the Investment Program and the Share Program. Any apportionment of newly deposited funds to such Programs shall be in ten percent (10%) increments, unless other incremental amounts are established by Administrator rule on a prospective basis, uniformly applied to similarly situated participants.

         (b) An investment direction contained in an initial Deferred Compensation Agreement shall become effective on the first day of the Plan Year quarter following the completion of the initial Agreement. An investment direction contained in an Investment Election Change Form shall become effective on the October 1 or April 1 following the completion of the Investment Election Change Form in accordance with Administrator rules.

         (c) Subject to the restrictions in (d), below, a Participant may transfer amounts from the Investment Program to the Share Program, or the reverse, in ten percent (10%) increments (unless other incremental amounts are established by Administrator rule on a


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prospective basis, uniformly applied to similarly situated participants) of the amounts credited to a Program by completing a Transfer Election Form, in accordance with Administrator rules. Such transfers among Programs shall become effective on the first day of the Plan Year quarter following the completion of the Transfer Election Form.

         (d) A Participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, may make transfers of existing balances into or out of the Share Program if the transfer is effected pursuant to an election made at least six (6) months after the date of the Participant's most recent opposite-way election making a transfer of existing Account balances out of or into the Share Program or existing account balances out of or into an Oshkosh Stock fund under any other Company plan, or more frequently as permitted by the Administrator.

         Section 3.4. Accounting for Deferred Benefit Accounts.

         (a) Deferred Benefit Accounts shall be established for each Participant including subaccounts in the Investment Program and the Share Program, as applicable. Credits for deferred Retainer Fees and compensation shall be made not later than the last day of the Plan Year quarter in which such amounts would otherwise have been received by the Participant.

         (b) Subaccounts established for Participants shall be deemed to be fully invested at all times in the investment program to which the subaccount is assigned, taking into account the following timing rules. Amounts credited to a Participant's subaccount in the Investment Program or the Share Program (whether as deferred Retainer Fees or compensation, or as deemed dividends) are deemed invested as of the first day of the Plan Year quarter coincident with or immediately following the date of the crediting of such amounts to the subaccount. Distributions from an Account, on the other hand, are deemed made on the first day of the Plan Year quarter in which the distribution is made.

         Section 3.5. Payroll Tax Withholding. A Participant's employer may deduct from non-deferred compensation any taxes it is required to withhold on deferred amounts unless such amounts are withheld directly from amounts paid out hereunder.

         Section 3.6. Company Match Accounts.

         (a) For a Participant other than a Director, who is making pretax contributions to the Company 401(k) Plan, the Company shall credit to the Participant's Company Match Account a Company matching contribution on amounts deferred under this Plan in the same relative amount as is made to the Participant's pretax savings account in the Company 401(k) Plan on amounts the Participant has elected to defer under that plan.. This credit will be made not less frequently than annually following the close of the 401(k) Plan year (the calendar year). Contributions to a Company Match Account under this Plan shall not be deemed to be Company matching contributions to the Company 401(k) Plan for any nondiscrimination testing purposes.

         (b) For any 401(k) Plan year, a Participant will not be credited with an aggregate Company matching amount under this Plan and the Company 401(k) Plan that is larger than the rate of matching applicable under the Company 401(k) Plan multiplied by the maximum


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allowable elective deferral amount permitted for the 401(k) Plan year pursuant to Internal Revenue Code Section 402(g).

         (c) Except as described in paragraph (a), a Company Match Account shall be administered in every respect the same as a subaccount in the Investment Program under the Plan.

         Section 3.7. Participant Statements. Following the close of each year the Administrator will provide statements of account to each Participant.



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                           ARTICLE IV. DISTRIBUTIONS


         Section 4.1. Form of Distribution.

         (a) All distributions to Participants from subaccounts in the Investment Program shall be in cash. All distributions to Participants from subaccounts in the Share Program shall be in shares of Oshkosh Stock except that cash shall be distributed in lieu of fractional shares, and except in the case of a Change in Control such payment shall be in cash as provided in Section 2.6. Unless a Participant has reached any other agreement in advance with the Administrator, all distributions shall be deemed to be made from each Program pro rata.

         (b) Shares of Oshkosh Stock delivered hereunder shall be previously issued shares reacquired and held by the Company.

         (c) All Accounts maintained for the benefit of beneficiaries (i.e., persons other than Participants) shall be converted within one year of the Participant's death to be solely maintained as Investment Program subaccounts and shall be paid in cash. The timing of the conversion of Share Program accounts to Investment Program accounts shall be in the sole discretion of the Administrator.

         Section 4.2. Timing of Distribution. Upon the Termination of a Participant, the Participant's Account shall be determined as of the last day of the Plan Year quarter immediately preceding the quarter in which such Termination occurred. Payment of such amount shall be made in a single lump sum amount within thirty (30) days following the Termination, or as soon thereafter as is administratively feasible.

         Section 4.3. Benefits Upon Death.

         (a) Upon the death of a Participant prior to Termination and before any periodic payments have started, the Company will pay to the designated beneficiary an installment death benefit over ten (10) years. The amount to be distributed annually shall be determined by multiplying the aggregate amount of the deceased Participant's Accounts as of the last day of the Plan Year quarter preceding the installment payment date by a fraction, the numerator of which is one (1) and the denominator of which is the number of years remaining for the payments to be made (e.g., 1/10, 1/9, 1/8, etc.). Additional interest (and dividends prior to the conversion of such subaccounts to Investment Program subaccounts pursuant to Section 4.1) are to be credited to amounts during the installment payment period in the same way such amounts are credited prior to Termination.

         (b) Upon the death of a Participant after Termination and after the commencement of periodic payments under Section 4.3, such payments shall continue to be made to the beneficiary until the payment schedule is completed.

         (c) Under either (a) or (b), however, the beneficiary may request to receive a lump sum payment of any unpaid amounts. If such request is approved by the Administrator, in its sole discretion, the accelerated lump sum payment to the beneficiary shall be made. The



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Administrator has full discretion to determine whether or not to allow such acceleration of payment to the beneficiary.

         Section 4.4. Installment Payment Election.

         (a) A Participant may select the number of years over which the aggregate amount of the Participant's Accounts is to be paid to the Participant upon Termination, up to a maximum of ten (10) years. Such election must be made in the form required by the Administrator and be filed with the Administrator prior to the initial deferral of any amount hereunder or, if later, by March 31, 2002, in order to give current Participants a reasonable time period to make this election. A Participant may change the Participant's benefit payment election as described in Section 4.5. If no valid installment payment election is in effect when distribution is to be made, then payment of the Participant's Accounts shall be made in a lump sum, as provided in Section 4.1.

         (b) The amount to be distributed annually is determined by multiplying the aggregate balance (aggregate units for Share Program subaccounts) of the Participant's Accounts as of the last day of the Plan Year quarter preceding the installment payment date by a fraction, the numerator of which is one (1) and the denominator of which is the number of years remaining for the payments to be made (e.g., 1/10, 1/9, 1/8, etc.). Additional interest and dividends are to be credited during the installment payment period in the same way interest and dividends are credited prior to Termination.

         (c) Prior to January 1, 2002, each separate Deferred Compensation Agreement separately permitted the election of an installment payment period. The number of possible different elections that may be in effect for a Participant after several years of Plan participation presented complex administrative challenges that required simplification. Accordingly, effective January 1, 2002, only a Participant's most recent valid benefit payment election will be recognized hereunder and it will apply to the Participant's Accounts in the aggregate. All benefit payment elections made before the most recent valid election are void and of no effect as of January 1, 2002, for any Participant not then currently in pay status (i.e., already receiving installment payments prior to January 1, 2002). Notwithstanding the foregoing simplification of the payment period election process, any Participant affected by this change may elect in writing filed with the Administrator before March 31, 2002, a different payment period (up to the maximum of ten (10) annual payments) to apply to the Participant's Accounts.

         Section 4.5. Changes to Payment Periods.

         (a) A Participant who has not previously made an installment payment election, or who has an installment payment election already in effect, may make or revoke the election or change the installment payment period, selecting a payment period of from one (1) to ten (10) years.

         (b) Except as provided in Section 4.4 for certain elections that are to be made by March 31, 2001, any election or change of an installment payment election must be completed in accordance with Administrator rules not less than twelve (12) months before the date of the Participant's Termination.



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         Section 4.6. Annual Payment Date. All installment payments by the
Company hereunder will be made each year on a January or February payroll date, as determined by the Administrator, on the basis of Account values determined as of the immediately preceding December 31. The Administrator may make payments on other dates where necessary due to hardship, other special circumstances, or where authorized by Administrator rule.

         Section 4.7. Hardship Payments. The Administrator may, in its sole discretion, upon the finding that the Participant has suffered a hardship (as described in Section 2.4), distribute to the Participant any portion of the Participant's Accounts as of such date that is appropriate to the need created by the hardship.

         Section 4.8. Scheduled Distributions While Employed. Any withdrawals pursuant to this Section that are to be made to a Participant who is subject to
Section 16 of the Exchange Act must be approved by the Administrator. A Participant may elect to receive, from the Participant's Deferred Benefit Account, one or more lump sum distributions while employed. A Participant's election under this Section must be made in writing and filed with the Administrator not less than twelve (12) months before the date on which a distribution is to be made. Elections under this Section cannot be revoked less than twelve (12) months before the scheduled distribution date. Except as otherwise set forth in any election, amounts shall be distributed proportionately from the Participant's subaccounts of the Deferred Benefit Account. The Administrator may establish minimum amounts and limit the frequency of such elections as needed to assure convenient administration of the Plan.

         Section 4.9. Nonalienation. The right of a Participant or any other person to the payment of Accounts under this Plan shall not be assigned, transferred, pledged, or encumbered.

         Section 4.10. Not a Contract of Employment. This Plan may not be construed as giving any person the right to be retained as an employee of the Company, or any of its subsidiaries or affiliates, or a Director.

         Section 4.11. Minimum Size of Accounts to Be Maintained. If a balance in a Participant's subaccount in either the Investment Program or the Share Program is less than five thousand dollars ($5,000) at the time a payment is to be made, then such amount shall be paid out in full at the time such payment is due.

         Section 4.12. Exchange Act Compliance. The Administrator may adopt any additional rules and modify existing Plan rules, procedures, and forms, as necessary to assure compliance with the insider trading liability rules under
Section 16 of the Exchange Act.

                            ARTICLE V. OSHKOSH STOCK


         Section 5.1. General.

         (a) The amount of Oshkosh Stock units which may be allocated to Participants' Accounts under the Plan is determined by the amount of Retainer Fees and compensation deferred under the Plan and the investment directions provided by Participants.

         (b) In the event of any merger, share exchange, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting Oshkosh Stock, appropriate adjustments shall be made to the Oshkosh Stock units in the subaccounts in the Share Program for each Participant, except that any such adjustments to subaccounts for each Participant subject to Section 16 of the Exchange Act shall be only such as is necessary to maintain the proportionate interest of such Participant and preserve, without exceeding, the value reflected by such Participant's subaccount in the Share Program.

         Section 5.2. No Rights as Shareholder. Participants shall have no rights as a shareholder pertaining to Oshkosh Stock units credited to their Share Program Accounts. No Oshkosh Stock units hereunder or any right or interest of a Participant under the Plan in any Oshkosh Stock units may be assigned, encumbered, or transferred, except by will or the laws of descent and distribution. The rights of a Participant hereunder with respect to any Oshkosh Stock or deemed units of Oshkosh Stock are exercisable during the Participant's lifetime only by the Participant or the Participant's guardian or legal representative.

         Section 5.3. Restrictions on Subsequent Transfer. Any shares of Oshkosh Stock distributed to Participants under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Company, any stock exchange upon which Oshkosh Stock is then listed and any applicable Federal, state or foreign securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                           ARTICLE VI. MISCELLANEOUS


         Section 6.1. Relation to Other Benefit Plans. Compensation deferred under the Plan is not compensation for purposes of any tax-qualified defined benefit plans of the Company or any affiliate. Nothing in this Plan, however, shall restrict the recognition of compensation deferred hereunder as "compensation" under the terms of the Company's Executive Retirement Plan and as compensation for welfare benefit plans, such as life and disability insurance programs sponsored by the Company and its affiliates.

         Section 6.2. Amendment and Termination. The Company may, at any time, modify, amend, or terminate the Plan. The Company may not, however, reduce any benefit payment obligation to a Participant based on deferrals already made, without the Participant's consent. Plan amendments adopted pursuant to this section shall govern all Deferred Compensation Agreements and all Accounts uniformly except to the extent otherwise specifically provided by such amendment. Action by the Company may be taken by the Board or the Plan Administrator. There shall be no time limit on the duration of the Plan. This Section shall not restrict the right of the Board to cause all Accounts to be distributed in the event of Plan termination, provided all Participants and beneficiaries are treated in a uniform and nondiscriminatory manner.

         Section 6.3. Administration of the Plan. The Administrator shall administer and interpret the Plan, and supervise preparation of Agreements, forms, and any amendments thereto. Interpretation of the Plan shall be within the sole discretion of the Administrator and shall be final and binding upon each Participant and any beneficiary. The Administrator may adopt and modify rules and regulations relating to the Plan as it deems necessary or advisable for the administration of the Plan. If at any time the Administrator is not composed solely of two or more "Non-Employee Directors" within the meaning of Rule 16b-3, then all determinations affecting participation by persons subject to Section 16 of the Exchange Act shall be made by the Board. Headings are given to the sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

         Section 6.4. Rights of Participants. The right of the Participant or a Participant's beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company or any affiliate and neither the Participant nor any beneficiary shall have any rights in or against any amount credited to the Participant's Account or any other specific assets of the Company or any affiliate. The right of a Participant or beneficiary to the payment of benefits under this Plan shall not be assigned, encumbered, or transferred, except by will or the laws of descent and distribution. The rights of a Participant hereunder are exercisable during the Participant's lifetime only by the Participant or the Participant's guardian or legal representative.

         Section 6.5. Plan is Unfunded. This Plan is unfunded and is maintained by the Company and its affiliates primarily for the purpose of providing deferred compensation for nonemployee directors of the Company and a select group of management and highly compensated employees. Nothing contained in this Plan and no action taken pursuant to its terms shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or any affiliate and any Participant or beneficiary, or any other person. The Company may authorize the creation of one or more trusts or other arrangements to assist the Company and its affiliates in meeting the obligations created under the Plan. Any liability to any person with respect to the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No obligation of the Company or any affiliate hereunder shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company or any affiliate.

         Section 6.6. Costs of the Plan. Costs of establishing and administering the Plan will be paid by the Company and its affiliates in such proportion as determined by the Administrator.

         Section 6.7. Severability. If any of the provisions of the Plan shall be held to be invalid, or shall be determined to be inconsistent with the purpose of the Plan, the remainder of the Plan shall not be affected thereby.

         Section 6.8. Governing Law. The Plan is to be construed under the laws of the State of Wisconsin.

         Section 6.9. Binding Upon Successors. This Plan is binding upon the Company and Participants and their respective successors, assigns, heirs, executors, and beneficiaries.

                                            OSHKOSH TRUCK CORPORATION

                                            By
                                                --------------------------------


                                            Date:
                                                 -------------------------------

                                                                       Exhibit A

               DEFINITION OF "CHANGE IN CONTROL" AND RELATED TERMS


         A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

         (a) at any time that either no shares of Class A Common Stock of the Company are issued and outstanding or Excluded Persons (as defined below) have ceased to beneficially own a majority of the outstanding shares of Class A Common Stock of the Company, any Person (other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company or (E) an Exempt Person ("Excluded Persons")) is or becomes the "Beneficial Owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after January 31, 2000, pursuant to express authorization by the Board that refers to this exception) representing 25% or more of (1) the combined voting power of the Company's then outstanding voting securities or (2) the then outstanding shares of common stock of the Company; or

         (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on January 31, 2000, constituted the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Act) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on January 31, 2000 or whose appointment, election or nomination for election was previously so approved; or

         (c) the shareholders of the Company approve a merger, consolidation or share exchange of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger, consolidation or share exchange that would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after January 31, 2000, pursuant to express authorization by the Board that refers to this exception) representing 25% or more of (1) the combined voting power of the Company's then outstanding voting securities or (2) the then outstanding shares of common stock of the Company or (C) a merger, consolidation or share exchange immediately following the effectiveness of which shares of Class A Common Stock of the Company will remain issued and outstanding and Excluded Persons will continue to beneficially own a majority of the outstanding shares of Class A Common Stock of the Company; or

         (d) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

         Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.